Exhibit 99.1

TENGASCO, INC. AND RILEY EXPLORATION-PERMIAN, LLC
ANNOUNCE MERGER AGREEMENT

GREENWOOD VILLAGE, Colorado and OKLAHOMA CITY, Oklahoma, October 21, 2020—Tengasco Inc. (NYSE American: TGC) (“Tengasco”) and Riley Exploration – Permian, LLC (“Riley”) announced today that they have entered into a definitive merger agreement in an all-stock transaction. Under the terms of the merger agreement, Tengasco will issue approximately 203 million shares of Tengasco common stock to Riley members at the closing of the transaction.  Following the closing of the transaction, the current members of Riley will own 95% of Tengasco and the current Tengasco stockholders will own the remaining 5%. In addition, Riley will become a wholly owned subsidiary of Tengasco.

Riley is a private equity backed company focused on developing conventional oil and natural gas properties in the Northwest Shelf of the Permian Basin. Riley was formed with the goal of building a premier Permian Basin pure-play acquisition, exploration, and development company, focusing on oil-rich, geologically driven sweet spots within legacy oilfields that are conducive to newer drilling and completion techniques.  Riley’s acreage is primarily located on large contiguous blocks in Yoakum County, Texas and Lea, Roosevelt and Chaves Counties in New Mexico; and the offset legacy assets are located in the Permian Basin San Andres fields, which include the Wasson and Brahaney Fields.

Riley’s assets have a shallower decline profile than most unconventional reservoirs, which provides Riley with optionality in terms of capital deployment, development schedule, and management of organic growth.  As a result, Riley has a strong balance sheet with a low debt to trailing twelve months Adjusted EBITDAX ratio of 1.4:1, has been able to grow production quarter over quarter, and has a record of paying cash dividends to common unitholders for the past 6 quarters totaling $25 million to date.

Key facts related to Riley’s assets and operations include:

•	Organic Growth - Long-lived oil-weighted production growth.

•	Focus on Returns - Free cash flow and history of dividend payments.

•	Lean Balance Sheet - Low debt profile of less than 1.4 x Debt / TTM Adjusted EBITDAX.

•	Riley’s estimated total proved, probable and possible reserves at September 30, 2019 based on a third-party reservoir engineer report were approximately 54,803, 60,580 and 8,926 MBoe, respectively.

•	Nine months ended June 30, 2020 average daily production of 7,073 Net Boe/d (81% oil, 10% Natural Gas and 9% NGLs).

•	Management team has a total of over 100 years of collective oil and gas experience, including significant experience in horizontal drilling in the Northwest Shelf of the Permian Basin.

•	44,880 net acres as of June 30, 2020.

At the consummation of the merger, the following is expected to occur:

•	Tengasco will change its name to Riley Exploration Permian, Inc.

•	Tengasco’s common stock will continue to trade on the NYSE American, but under a new symbol, expected to be “REPX.”

•
Current management of Riley will become the management of Tengasco with Bobby Riley serving as CEO and Kevin Riley as President.  Michael Rugen, the interim CEO and the CFO of Tengasco will continue as CFO of Tengasco.

•	The corporate office will be relocated to Riley’s current office in Oklahoma City, OK.

•	We anticipate reverse stock split in a range from 8-to-1 to 12-to-1 will be completed following closing.

•	The Board of Directors of Tengasco will consist of:

•	Bobby Riley – Chairman of the Board and Chief Executive Officer

•	Bryan Lawrence – Non-Employee Director

•	Philip Riley – Non-Employee Director

•	Michael Rugen - Director

•	Unnamed Independent Director

Mr. Rugen stated, “We started a process at the beginning of the year to explore strategic alternatives that we hoped could maximize the value of Tengasco for our stockholders.  We sought a candidate that would provide a solid asset base, proven management, a healthy balance sheet and growth that could be accelerated based upon market conditions.  Riley not only meets these objectives but exceeds them in that they have a history of paying a cash dividend to common unitholders that is expected to continue, resulting in our stockholders participating in that dividend going forward.  We are confident in the future of Riley and look forward to closing this merger as quickly as possible.”

Bobby Riley further stated, “Riley is positioned to be one of a new breed of E&P companies that offers a mix of assets that provides for strong capital efficiency and optionality for our stakeholders.  We believe we will not only maintain our conservative balance sheet, but will improve it over the next year, while maintaining or possibly even increasing our cash dividend over the same period.  With our strong hedge position, we are confident heading into the future, and anticipate continued growth, that can be accelerated based upon prevailing market conditions.  We believe that providing our stockholders with stockholder friendly policies, along with conservative fiscal management and growth options constitutes the new breed of energy company that the market has been waiting for.”

Investor Call

Tengasco and Riley will host an investor call on Thursday, October 22, 2020 at 4:30 P.M. Eastern time to discuss the announced merger.  Call information is:

Webcast link: https://edge.media-server.com/mmc/p/ovir2gs8
Conference ID: 5374379
US/CANADA Participant Toll-Free Dial-In Number:          (833) 665-0660
US/CANADA Participant International Dial-In Number:     (914) 987-7314

Timing and Approvals

The transaction is expected to close during the first quarter of 2021, and it is subject to customary closing conditions and regulatory approvals, including the approval of Tengasco stockholders and Riley members.

Advisors

ROTH Capital Partners acted as exclusive financial advisor to Tengasco, Inc. and Davis Graham & Stubbs LLP is serving as legal advisor to Tengasco.

Truist Securities acted as exclusive financial advisor to Riley Exploration – Permian, and DiSanto Law and Thompson & Knight LLP are serving as legal advisors to Riley.

About Tengasco, Inc.

Tengasco Inc. is an independent oil and gas company that explores for, develops, and produces domestic oil and natural gas reserves.  Tengasco’s activities are focused in the State of Kansas.

About Riley Exploration – Permian, LLC

Riley Exploration – Permian, LLC is an independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, in the Permian Basin.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information for Stockholders

In connection with the proposed transaction, Tengasco intends to file materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”) that will include a proxy statement/prospectus. After the Registration Statement is declared effective by the SEC, Tengasco intends to mail a definitive proxy statement/prospectus to the stockholders of Tengasco. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that Tengasco may file with the SEC and send to Tengasco’s stockholder in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TENGASCO ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY TENGASCO WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TENGASCO, RILEY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Tengasco with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Tengasco will be available free of charge from Tengasco’s website at www.tengasco.com under the “Investor” tab.

Participants in the Proxy Solicitation

Tengasco, Riley and their respective directors, managers and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Tengasco’s stockholders in connection with the proposed transaction. Information regarding the officers and directors of Tengasco is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on November 1, 2019. Additional information regarding such persons, as well as information regarding Riley’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, and benefits of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Tengasco’s or Riley’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the ability of the combined company to pay a dividend and the amount of such dividend, the decline profile of Riley’s assets, the ability of Riley to grow production, the anticipated reverse stock split, Tengasco’s and Riley’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that stockholders of Tengasco may not approve the issuance of new shares of Tengasco common stock in the transaction or other proposals that are a condition to the transaction or that the stockholders of Tengasco and the members of Riley may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Tengasco and Riley; the effects of the business combination of Tengasco and Riley, including the combined company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the fact that any dividend payments will be at the discretion of the combined company’s Board of Directors and may be subject to legal, contractual or other restrictions; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Tengasco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Tengasco’s website at www.tengasco.com under the “Investor” tab, and in other documents Tengasco files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Tengasco does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

CONTACT – Tengasco: Cary V. Sorensen, V.P., 720-420-4460

CONTACT – Riley:  Kevin Riley, President and Interim CFO, 405-415-8684